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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 AMR Corporation
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             (Exact name of registrant as specified in its charter)

Delaware                                              75-1825172
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


P.O. Box 619616, Dallas/Fort Worth Airport, Texas                     75261-9616
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(Address of principal executive offices)                              (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED

7.875% Public Income NotES due July 13, 2039       New York Stock Exchange
--------------------------------------------       -----------------------------

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(b) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(c), CHECK THE FOLLOWING BOX. [X]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(d), CHECK THE FOLLOWING BOX. [ ]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

              Registration No. 333-68211
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             (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
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                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The security to be registered is a new issue of debt securities of the Registrant designated as 7.875% Public Income NotES due July 13, 2039 (the "PINES"). There is incorporated herein by reference the description of the provision of the PINES which is set forth under the heading "Description of Debt Securities" at pages 6 through 15 of the Prospectus, dated December 18, 1998, included in the Registrant's Registration Statement on Form S-3 (Registration No. 333- 68211), and under the heading "Description of the PINES" at Page S-2 of the Prospectus Supplement, dated July 7, 1999, and in the Supplement to Prospectus Supplement, dated July 7, 1999, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.           EXHIBITS.

         I Indenture, dated as of December 1, 1998, between the Registrant and Citibank, N.A., as Trustee, (incorporated by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 1999), as supplemented by Supplemental Indenture No. 1, dated July 13, 1999, including the form of PINES attached as Exhibit A thereto (incorporated by reference to Exhibit 4(b) to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12,
                  1999).

         II Not applicable because the PINES to be registered hereunder will be registered on the same exchange (the New York Stock Exchange) on which other securities of the Registrant are registered.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      AMR Corporation



                                      By  /s/ Charles D. MarLett
                                         ----------------------------
                                      Charles D. MarLett
                                      Corporate Secretary

Date:    July 23, 1999


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                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------
         I        Indenture, dated as of December 1, 1998, between the
                  Registrant and Citibank, N.A., as Trustee,* as supplemented by
                  Supplemental Indenture No. 1, dated July 13, 1999, including the form of PINES attached as Exhibit A thereto**

-----------------------
*        Incorporated by reference to Exhibit 4(a) to the Registrant's Current
         Report on Form 8-K filed with the Securities and Exchange Commission on
         July 12, 1999.

**       Incorporated by reference to Exhibit 4(b) to the Registrant's Current
         Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 1999.


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